Exhibit 24(b)(11)(i)



                     Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 7, 1997, relating to the financial statements and financial highlights of Kiewit Money Market Portfolio, Kiewit Short-Term Government Portfolio, Kiewit Intermediate-Term Bond Portfolio, Kiewit Tax-Exempt Portfolio and Kiewit Equity Portfolio (five of the series, hereafter referred to as the "Portfolios," constituting Kiewit Mutual Fund, hereafter referred to as the "Fund") appearing in the June 30, 1997 Annual Report of the Fund, which is also incorporated by reference into the Registration Statement. We also consent to the use in Part C of the Registration Statement of our report dated August 7, 1997, relating to the financial statements and financial highlights of the Portfolios. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Other Information" and "Financial Statements" in the Statements of Additional Information.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania
October 27, 1997